Exhibit 99.01

Valero Energy Reports Third Quarter 2013 Results

SAN ANTONIO, October 29, 2013 – Valero Energy Corporation (“Valero,” NYSE: VLO) today reported net income attributable to Valero stockholders of $312 million, or $0.57 per share, for the third quarter of 2013 compared to net income attributable to Valero stockholders of $674 million, or $1.21 per share, for the third quarter of 2012. The third quarter 2012 results included a noncash asset impairment loss of $341 million after taxes, or $0.62 per share, and severance expense of $41 million after taxes, or $0.07 per share, primarily related to the Aruba refinery. Excluding these items, Valero reported third quarter 2012 net income attributable to Valero stockholders of $1.1 billion, or $1.90 per share.

Third quarter 2013 operating income was $532 million compared to operating income of $1.3 billion in the third quarter of 2012. Excluding the items noted above, third quarter 2012 operating income was $1.7 billion. The decrease in operating income was due to lower refining throughput margins caused by lower gasoline and diesel margins as well as lower light sweet and sour crude oil discounts. Also contributing to the decline in operating income were higher costs for Renewable Identification Numbers to comply with the U.S. federal Renewable Fuel Standard. Strong performance in the ethanol business partially offset the decline in operating income.

Third quarter 2013 refining throughput volumes averaged 2.8 million barrels per day, an increase of 172,000 barrels per day from the third quarter of 2012. Refining throughput volumes increased mainly due to less unplanned maintenance activity and less weather-related downtime.

“Third quarter refining margins were challenged, but our story remains intact,” said Valero Chairman and CEO Bill Klesse. “Fourth quarter 2013 gasoline margins have started out seasonally weak, but distillate margins continue to be strong. Fortunately for Valero, U.S. and Canadian light sweet crude oil discounts relative to Brent have been improving versus the third quarter, particularly for WTI in the U.S. Mid-Continent and LLS on the U.S. Gulf Coast. Discounts for medium and heavy sour crudes on the U.S. Gulf Coast have also improved compared to the third quarter. Valero has substantial capability to process these discounted crude oils, which provide cost advantages versus many of our global competitors.

“Part of our story that affects the refining and petrochemical industries is that significant supply growth of natural gas and natural gas liquids in North America has kept prices structurally low relative to world prices. This represents a cost advantage for refiners and petrochemicals manufacturers in the U.S. and Canada.”

Commenting on strategic initiatives, Klesse said, “As part of our strategy to leverage these natural resource advantages, we completed our rail unloading facility at the Quebec City refinery in August and began receiving U.S. and Canadian cost-advantaged crude oil by rail. We also pursued value for our stockholders by increasing the quarterly dividend to $0.225 per share in July, and we filed a registration statement with the U.S. Securities and Exchange Commission for the proposed initial public offering of common units of Valero Energy Partners LP.”

Valero’s ethanol segment reported operating income of $113 million in the third quarter of 2013 compared to an operating loss of $73 million in the third quarter of 2012. The increase in operating income was attributed to an improved gross margin per gallon and higher production volumes. The improvement in gross margin per gallon was mainly due to low ethanol inventory levels in the U.S., and production volumes were higher in response to the improved gross margin per gallon.

Regarding cash flows in the third quarter of 2013, capital expenditures were $557 million, of which $78 million was for turnarounds and catalyst. Valero paid $122 million in dividends on its common stock and $29 million to purchase approximately 800,000 shares of its common stock. Valero ended the third quarter of 2013 with $1.9 billion of cash and temporary cash investments, $6.6 billion in total debt, and approximately $3 billion available under stock purchase authorizations. Subsequent to the third quarter of 2013, Valero has spent approximately $90 million to purchase 2.6 million shares of its common stock, bringing the total year-to-date stock purchases to nearly 17 million shares for approximately $675 million.

Valero expects full-year 2013 capital expenditures, including turnarounds and catalyst, to be approximately $2.85 billion, of which $1.30 billion is for growth investments. For 2014, capital expenditures, including turnarounds and catalyst, are expected to be approximately $3 billion.

“Valero is executing on its strategy to create long-term stockholder value,” Klesse said. “We believe that we have a great opportunity to unlock potential value in our assets via the formation of a logistics partnership. We are also evaluating and pursuing investments that leverage the North American natural resource advantages, such as projects to process additional light sweet crude oil volumes and to upgrade natural gas and natural gas liquids. Along with these opportunities, we intend to continue returning cash to stockholders through dividends and share buybacks.”

Valero’s senior management will hold a conference call at 11 a.m. ET (10 a.m. CT) today to discuss this earnings release and provide an update on company operations. A live broadcast of the conference call will be available on the company’s web site at www.valero.com.

About Valero
Valero Energy Corporation, through its subsidiaries, is an international manufacturer and marketer of transportation fuels, other petrochemical products and power. Valero subsidiaries employ approximately 10,500 people, and assets include 16 petroleum refineries with a combined throughput capacity of approximately 3 million barrels per day, 10 ethanol plants with a combined production capacity of 1.2 billion gallons per year, a 50-megawatt wind farm, and renewable diesel production from a joint venture. More than 7,300 outlets carry the Valero, Diamond Shamrock, Shamrock and Beacon brands in the United States and the Caribbean; Ultramar in Canada; and Texaco in the United Kingdom and Ireland. Valero is a Fortune 500 company based in San Antonio. Please visit www.valero.com for more information.

Valero Contacts
Investors: Ashley Smith, Vice President - Investor Relations, 210-345-2744
Media: Bill Day, Vice President - Media and Community Relations, 210-345-2928

Safe-Harbor Statement
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10‑K and quarterly reports on Form 10‑Q, filed with the Securities and Exchange Commission and on Valero’s website at www.valero.com.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Statement of Income Data (a):
Operating revenues	$36,137	$34,726	$103,645	$104,555
Costs and expenses:
Cost of sales	33,931	31,312	96,139	95,968
Operating expenses:
Refining (b)	954	930	2,736	2,762
Retail	—	178	226	514
Ethanol	102	76	281	248
General and administrative expenses (c)	170	174	579	509
Depreciation and amortization expense	448	402	1,283	1,172
Asset impairment losses (d)	—	345	—	956
Total costs and expenses	35,605	33,417	101,244	102,129
Operating income	532	1,309	2,401	2,426
Other income (expense), net	17	(2)	42	(1)
Interest and debt expense, net of capitalized interest	(102)	(70)	(263)	(243)
Income before income tax expense	447	1,237	2,180	2,182
Income tax expense (e)	123	564	739	1,111
Net income	324	673	1,441	1,071
Less: Net income (loss) attributable to noncontrolling interests (f)	12	(1)	9	(2)
Net income attributable to Valero Energy Corporation stockholders	$312	$674	$1,432	$1,073

Earnings per common share	$0.58	$1.22	$2.62	$1.94
Weighted-average common shares outstanding (in millions)	540	549	544	550

Earnings per common share – assuming dilution	$0.57	$1.21	$2.61	$1.93
Weighted-average common shares outstanding – assuming dilution (in millions)	545	556	549	556

Dividends per common share	$0.225	$0.175	$0.625	$0.475

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VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Operating income by business segment:
Refining (b) (d)	$600	$1,528	$2,733	$2,773
Retail	—	41	81	253
Ethanol	113	(73)	222	(59)
Corporate	(181)	(187)	(635)	(541)
Total	$532	$1,309	$2,401	$2,426
Depreciation and amortization expense by business segment:
Refining	$426	$345	$1,153	$1,020
Retail	—	32	41	88
Ethanol	11	12	33	32
Corporate	11	13	56	32
Total	$448	$402	$1,283	$1,172
Operating highlights:
Refining:
Throughput margin per barrel	$7.76	$13.12	$9.16	$10.51
Operating costs per barrel:
Operating expenses	3.74	3.72	3.78	3.81
Depreciation and amortization expense	1.67	1.45	1.60	1.43
Total operating costs per barrel (b) (d)	5.41	5.17	5.38	5.24
Operating income per barrel	$2.35	$7.95	$3.78	$5.27
Throughput volumes (thousand barrels per day):
Feedstocks:
Heavy sour crude	464	464	482	435
Medium/light sour crude	453	483	445	549
Sweet crude	1,096	1,038	1,027	1,005
Residuals	344	204	295	196
Other feedstocks	107	130	103	132
Total feedstocks	2,464	2,319	2,352	2,317
Blendstocks and other	308	281	297	287
Total throughput volumes	2,772	2,600	2,649	2,604
Yields (thousand barrels per day):
Gasolines and blendstocks	1,328	1,262	1,269	1,249
Distillates	1,047	902	956	911
Other products (g)	428	458	450	465
Total yields	2,803	2,622	2,675	2,625

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VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Refining operating highlights by region (h):
U.S. Gulf Coast (b) (d):
Operating income	$350	$755	$1,355	$1,627
Throughput volumes (thousand barrels per day)	1,560	1,415	1,505	1,460

Throughput margin per barrel	$7.88	$11.05	$8.62	$9.14
Operating costs per barrel:
Operating expenses	3.69	3.75	3.69	3.60
Depreciation and amortization expense	1.75	1.50	1.63	1.47
Total operating costs per barrel	5.44	5.25	5.32	5.07
Operating income per barrel	$2.44	$5.80	$3.30	$4.07
U.S. Mid-Continent:
Operating income	$153	$708	$973	$1,406
Throughput volumes (thousand barrels per day)	441	452	429	418

Throughput margin per barrel	$9.22	$22.07	$13.52	$18.02
Operating costs per barrel:
Operating expenses	3.67	3.56	3.58	4.25
Depreciation and amortization expense	1.77	1.47	1.64	1.50
Total operating costs per barrel	5.44	5.03	5.22	5.75
Operating income per barrel	$3.78	$17.04	$8.30	$12.27
North Atlantic:
Operating income	$175	$384	$431	$617
Throughput volumes (thousand barrels per day)	495	453	450	463

Throughput margin per barrel	$7.86	$13.25	$7.88	$8.95
Operating costs per barrel:
Operating expenses	3.06	3.21	3.38	3.32
Depreciation and amortization expense	0.97	0.84	0.99	0.76
Total operating costs per barrel	4.03	4.05	4.37	4.08
Operating income per barrel	$3.83	$9.20	$3.51	$4.87
U.S. West Coast:
Operating income (loss)	$(78)	$55	$(26)	$108
Throughput volumes (thousand barrels per day)	276	280	265	263

Throughput margin per barrel	$4.60	$8.91	$7.30	$8.94
Operating costs per barrel:
Operating expenses	5.39	4.63	5.31	5.16
Depreciation and amortization expense	2.28	2.15	2.34	2.28
Total operating costs per barrel	7.67	6.78	7.65	7.44
Operating income (loss) per barrel	$(3.07)	$2.13	$(0.35)	$1.50

Operating income for regions above	$600	$1,902	$2,733	$3,758
Severance expense (b)	—	(41)	—	(41)
Asset impairment losses (d)	—	(333)	—	(944)
Total refining operating income	$600	$1,528	$2,733	$2,773

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VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Average market reference prices and differentials:
Feedstocks (dollars per barrel):
Brent crude oil	$109.69	$109.48	$108.56	$112.26
Brent less West Texas Intermediate (WTI) crude oil	3.86	17.30	10.45	16.09
Brent less Alaska North Slope (ANS) crude oil	(1.28)	0.66	0.04	0.22
Brent less Louisiana Light Sweet (LLS) crude oil	(1.72)	(1.06)	(2.00)	(0.95)
Brent less Mars crude oil	3.44	4.13	3.10	3.58
Brent less Maya crude oil	10.21	11.89	8.45	10.36
LLS crude oil	111.41	110.54	110.56	113.21
LLS less Mars crude oil	5.16	5.19	5.10	4.53
LLS less Maya crude oil	11.93	12.95	10.45	11.31
WTI crude oil	105.83	92.18	98.11	96.17

Natural gas (dollars per million British Thermal Units)	3.55	2.87	3.66	2.50

Products (dollars per barrel, unless otherwise noted):
U.S. Gulf Coast:
CBOB gasoline less Brent	3.97	9.33	5.39	7.34
Ultra-low-sulfur diesel less Brent	16.86	19.60	16.87	16.16
Propylene less Brent	(5.18)	(41.82)	(1.82)	(21.56)
CBOB gasoline less LLS	2.25	8.27	3.39	6.39
Ultra-low-sulfur diesel less LLS	15.14	18.54	14.87	15.21
Propylene less LLS	(6.90)	(42.88)	(3.82)	(22.51)
U.S. Mid-Continent:
CBOB gasoline less WTI (i)	14.46	34.33	21.47	26.65
Ultra-low-sulfur diesel less WTI	22.86	39.47	29.21	32.51
North Atlantic:
CBOB gasoline less Brent	10.99	15.89	10.41	11.52
Ultra-low-sulfur diesel less Brent	18.11	21.16	18.33	17.71
U.S. West Coast:
CARBOB 87 gasoline less ANS	10.70	19.63	15.33	17.35
CARB diesel less ANS	17.98	22.90	18.81	18.76
CARBOB 87 gasoline less WTI	15.84	36.27	25.74	33.22
CARB diesel less WTI	23.12	39.54	29.22	34.63
New York Harbor corn crush (dollars per gallon)	0.64	(0.27)	0.28	(0.12)

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VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Ethanol:
Operating income (loss)	$113	$(73)	$222	$(59)
Production (thousand gallons per day)	3,376	2,384	3,201	3,069

Gross margin per gallon of production	$0.73	$0.06	$0.61	$0.26
Operating costs per gallon of production:
Operating expenses	0.33	0.34	0.32	0.29
Depreciation and amortization expense	0.04	0.05	0.04	0.04
Total operating costs per gallon of production	0.37	0.39	0.36	0.33
Operating income (loss) per gallon of production	$0.36	$(0.33)	$0.25	$(0.07)

			September 30,	December 31,
			2013	2012
Balance Sheet Data:
Current assets			$18,593	$16,460
Cash and temporary cash investments included in current assets			1,908	1,723
Inventories included in current assets			7,063	5,973
Replacement cost (market value) of inventories in excess of LIFO carrying amounts			7,052	6,717
Current liabilities			13,668	11,929
Current portion of debt and capital lease obligations included in current liabilities			303	586
Debt and capital lease obligations, less current portion			6,261	6,463
Total debt			6,564	7,049
Valero Energy Corporation stockholders’ equity			18,270	18,032

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VALERO ENERGY CORPORATION AND SUBSIDIARIES
NOTES TO EARNINGS RELEASE

(a)
On May 1, 2013, we completed the separation of our retail business, creating an independent public company named CST Brands, Inc. (CST). The separation occurred by way of a pro rata distribution of 80 percent of the outstanding shares of CST common stock to our stockholders on May 1, 2013. Each Valero stockholder received one share of CST common stock for every nine shares of Valero common stock held at the close of business on the record date of April 19, 2013. As a result and effective May 1, 2013, our results of operations no longer include those of CST, except for our share of CST’s results of operations associated with the equity interest in CST retained by us, which is reflected in “Other income (expense), net” in the three and nine months ended September 30, 2013. The nature and significance of our post-separation participation in the supply of motor fuel to CST represents a continuation of activities with CST for accounting purposes. As such, the historical results of operations related to CST have not been reported as discontinued operations in the Statement of Income Data.

(b)
In September 2012, we decided to reorganize our Aruba Refinery into a crude oil and refined products terminal. These terminal operations required a considerably smaller workforce; therefore, the reorganization resulted in the termination of the majority of our employees in Aruba. We recognized severance expense of $41 million in September 2012. This expense is reflected in refining segment operating income for the three and nine months ended September 30, 2012, but it is excluded from the operating income of the U.S. Gulf Coast region. In addition, this expense is excluded from operating costs per barrel for the refining segment and the U.S. Gulf Coast region. No income tax benefits were recognized related to this severance expense.

(c)
The increase in general and administrative expenses for the nine months ended September 30, 2013 compared to the nine months ended September 30, 2012 is due to costs of $30 million ($20 million after taxes) incurred to effect the May 1, 2013 separation of CST and costs of $52 million ($34 million after taxes) related to various environmental and legal matters.

(d)
Asset impairment losses for the three and nine months ended September 30, 2012 include a $333 million and $928 million loss, respectively, on the write down of the Aruba Refinery, and the nine months ended September 30, 2012 also includes a $16 million ($10 million after taxes) loss related to equipment associated with a permanently cancelled capital project at another refinery. The asset impairment losses are included in the operating income of the refining segment, but are excluded from the operating income of the U.S. Gulf Coast region. In addition, these losses are excluded from the operating costs per barrel and operating income per barrel for the refining segment and U.S. Gulf Coast region.

In addition, asset impairment losses for the three and nine months ended September 30, 2012 includes a $12 million ($8 million after taxes) loss related to certain retail stores that we owned prior to the separation of our retail business described in note (a).

(e)	Income tax expense for the nine months ended September 30, 2013 includes $9 million in income tax expense related to the separation of our retail business described in note (a).

(f)
We own a 50 percent interest in Diamond Green Diesel Holdings LLC (DGD) and have lent DGD $221 million to finance approximately 60 percent of the construction costs of a plant built by DGD that processes animal fats, used cooking oils, and other vegetable oils into renewable green diesel. The plant began operations at the end of June 2013 and is located next to our St. Charles Refinery in Norco, Louisiana.

We also own a 50 percent interest in PI Dock Facilities LLC (PI Dock) and have agreed to lend PI Dock up to $90 million to finance construction costs of a crude dock and certain shared facilities. PI Dock will construct and operate the crude dock and related facilities to be located on Pleasure Island, Texas, which is near our Port Arthur Refinery.

We consolidate the financial statements of these entities due to our controlling interests. The earnings (losses) incurred by these entities that are attributable to the owners of the remaining interests are subtracted from (added back) to net income to arrive at net income attributable to Valero stockholders.

(g)	Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, sulfur, and asphalt.

(h)
The regions reflected herein contain the following refineries: U.S. Gulf Coast- Aruba, Corpus Christi East, Corpus Christi West, Houston, Meraux, Port Arthur, St. Charles, Texas City, and Three Rivers Refineries; U.S. Mid-Continent- Ardmore, McKee, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

(i)
U.S. Mid-Continent product specifications for gasoline changed on September 16, 2013 from Conventional 87 gasoline to CBOB, or “conventional blendstock for oxygenate blending,” gasoline. As a result, we revised our U.S. Mid-Continent reference gasoline to CBOB.

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